Exhibit 3.2.21

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LOEWS GREENWOOD CINEMAS, INC.

Loews Greenwood Cinemas, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

By unanimous consent of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

Resolved, that the Certificate of Incorporation of the Corporation be amended by altering the Article thereof numbered “Third” so that, as amended, said Article shall be and read as follows:

Third:	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

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State of Delaware Secretary of State Division of Corporations Delivered 01:56 PM 07/28/2004 FILED 01:20 PM 07/28/2004 SRV 040552306 – 0789918 FILE

IN WITNESS WHEREOF, Loews Greenwood Cinemas, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be executed by its Senior Vice President, this 27th day of July, 2004.

/s/ MICHAEL POLITI
Senior Vice President

Michael Politi
Senior Vice President & Corporate Counsel

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LOEWS CENTURY, INC.

Adopted in accordance with the provisions

of Section 242 of the General Corporation

Law of the State of Delaware

We, Bernard Myerson, President, and Seymour H. Smith, Assistant Secretary, of Loews Century, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: That the Certificate of Incorporation of said corporation has been amended as follows:

By striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows:

“FIRST: The name of the corporation (hereinafter called the “corporation”) is

Loews Greenwood Cinemas, Inc.”

SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this 30th day of September, 1980.

/s/ BERNARD MYERSON
Bernard Myerson
President

ATTEST:	/s/ SEYMOUR H. SMITH
Seymour H. Smith
Assistant Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 03/21/2002 020188733 – 0789918

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Loews Greenwood Cinemas, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: In accordance with Section 303 of the General Corporation Law of the State of Delaware, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al. case number 01-40563, confirmed and approved on March 1, 2002.

SECOND: That the Certificate of Incorporation of this corporation be amended by adding the following sentence to Article Four:

“In accordance with Section 1123(a)(6) of the Bankruptcy code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

THIRD: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on March 21, 2002.

IN WITNESS WHEREOF, said Loews Greenwood Cinemas, Inc. has caused this certificate to be signed by Bryan Berndt, its Vice President, this 21st day of March, 2002, under penalty of perjury that this Certificate is the act and deed of this Corporation and that the facts stated herein are true.

Loews Greenwood Cinemas, Inc.

By:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President